Exhibit 13(l)

                                  SUBSCRIPTION

                           SSgA Special Small Cap Fund
                  SSgA International Growth Opportunities Fund
                          SSgA Real Estate Equity Fund
                            SSgA High Yield Bond Fund


April 28, 1998

To:    The Board of Trustees of the SSgA Funds
       909 A Street
       Tacoma, WA  98402


Gentlemen:

The undersigned hereby subscribes to 10 shares each of the SSgA Special Small Cap Fund, the SSgA International Growth Opportunities Fund, the SSgA Real Estate Equity Fund and the SSgA High Yield Bond Fund, having a par value of $0.001 per share, at a price of $10.00 per share.

In consideration for your acceptance of the foregoing subscription, we hereby deliver to you $400.00 in full and complete payment.

                                              FRANK RUSSELL INVESTMENT
                                                MANAGEMENT COMPANY



                                              By: /s/ J. David Griswold
                                                  ---------------------
                                                  J. David Griswold
                                                  Associate General Counsel and
                                                  Assistant Secretary


ACKNOWLEDGED AND ACCEPTED
-------------------------

SSgA Funds


By: /s/ Lynn L. Anderson
    --------------------
    Lynn L. Anderson
                                    President